As filed with the United States Securities and Exchange Commission on March 1, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WILLSCOT MOBILE MINI HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	82-3430194
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
4646 Van Buren St., Suite 400
Phoenix, AZ 85008
(480) 894-6311
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Christopher J. Miner
Executive Vice President, Chief Legal Officer & Secretary
WillScot Mobile Mini Holdings Corp.
4646 Van Buren St., Suite 400
Phoenix, AZ 85008
(480) 894-6311
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
William F. Schwitter
Jeffrey J. Pellegrino
Allen & Overy LLP
1221 Avenue of the Americas
New York, NY, 10020
(212) 610-6300

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	59,675,708	$26.72	$1,594,534,917.76	$173,963.76

(1)
Consists of 59,675,708 shares of the Registrant’s Common Stock, par value $0.0001 per share (the “Common Stock”), registered for resale by the Selling Stockholder named in this registration statement.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is also registering an indeterminate number of additional shares of Common Stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3)
Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant’s Common Stock on February 23, 2021 on the Nasdaq Capital Market.

PROSPECTUS
WILLSCOT MOBILE MINI HOLDINGS CORP.
59,675,708 Shares of Common Stock
Offered, from time to time, by the Selling Stockholder
Sapphire Holding S.à.r.l. (the “Selling Stockholder” or “Sapphire Holding”) may offer and sell from time to time up to 59,675,708 shares of our common stock, par value $0.0001 per share (“Common Stock”), covered by this prospectus. We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholder pursuant to this prospectus. We will bear the cost of the registration of these shares.
Our registration of the shares of Common Stock covered by this prospectus does not mean that the Selling Stockholder will offer or sell such shares. The Selling Stockholder may sell the shares of Common Stock covered by this prospectus in a number of different ways and at varying prices. The Selling Stockholder will bear all fees, discounts, concessions or commissions of broker-dealers or agents in connection with the offering of the shares by the Selling Stockholder. We provide more information about how the Selling Stockholder may sell the shares of Common Stock covered by this prospectus in the section entitled “Plan of Distribution.” The Selling Stockholder may offer and sell the shares of Common Stock covered by this prospectus in amounts, at prices and on other terms to be determined at the time of the offering and as may be described in an accompanying prospectus supplement.
Each time the Selling Stockholder sells Common Stock, we, or parties acting on our behalf, will provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering and the Common Stock being sold in that offering. The applicable prospectus supplement and/or free writing prospectus may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus.
Our Common Stock is traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “WSC.” On February 26, 2021, the last reported sales price of our Common Stock was $27.73 per share.
Investing in our securities involves a high degree of risk. You should carefully consider the information discussed under the section entitled “Risk Factors” on page 5 of this prospectus and in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission and incorporated by reference herein before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 1, 2021.

Neither we nor the Selling Stockholder has authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus that we prepare or authorize. We have not authorized any other person to provide you with different information. You should rely only on the information contained in or incorporated by reference into this prospectus. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus (or the date of the document incorporated by reference into this prospectus). Our business, financial condition, results of operations and prospects may have changed since those dates.
For investors outside of the United States, neither we nor the Selling Stockholder have done anything that would permit the offering, possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering, possession or the distribution of this prospectus, any prospectus supplement and any free writing prospectus outside of the United States.

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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, the Selling Stockholder named in this prospectus may, from time to time, sell the shares of Common Stock described in this prospectus in one or more offerings. A prospectus supplement and/or other offering material may also add, update or change information contained in this prospectus. Each time the Selling Stockholder named in this prospectus sells shares of Common Stock under the registration statement of which this prospectus is a part, the Selling Stockholder will provide a copy of this prospectus and any applicable prospectus supplement, as required by law. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement. You should read this prospectus, any prospectus supplement and any other offering material together with additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.
The Selling Stockholder may offer and sell shares of our Common Stock directly to purchasers, through agents selected by the Selling Stockholder, or to or through broker-dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents or broker-dealers involved in the sale of shares of our Common Stock offered hereby. See “Plan of Distribution.”
Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to “the Company,” “we,” “our,” and “us” refer to WillScot Mobile Mini Holdings Corp. and its subsidiaries for all periods subsequent to the Merger (as defined herein) and refer to WillScot Corporation and its subsidiaries for all periods prior to the Merger.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. The words “estimates,” “expects,” “anticipates,” “believes,” “forecasts,” “plans,” “intends,” “may,” “will,” “should,” “shall,” “outlook,” “guidance” and variations of these words and similar expressions identify forward-looking statements, which are generally not historical in nature and relate to expectations for future financial performance or business strategies or objectives.
Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, many of which are outside our control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Although we believe that these forward-looking statements are based on reasonable assumptions, we can give no assurance that any such forward-looking statement will materialize.
Important factors that may affect actual results or outcomes include, among others:
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our ability to successfully acquire and integrate new operations, including Mobile Mini (as defined below) and our conversion to its enterprise resource planning system, and to realize anticipated synergies from the Merger with Mobile Mini;

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operational, economic, political and regulatory risks;

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the effect of global or local economic conditions in the industries and markets in which the Company operates and any changes therein, including financial market conditions and levels of end market demand;

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the impact of the global pandemic related to COVID-19, including the financial condition of the Company’s customers and suppliers and employee health and safety;

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risks associated with cybersecurity and IT systems disruptions, including our ability to manage the business in the event a disaster shuts down our management information systems;

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effective management of our rental equipment;

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trade policies and changes in trade policies, including the imposition of tariffs, their enforcement and downstream consequences;

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our ability to effectively compete in the modular space, portable storage and tank and pump industries;

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our ability to effectively manage our credit risk, collect on our accounts receivable, and recover our rental equipment;

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our ability to effectively launch operations into new geographic markets and/or add other business unit operations in existing markets;

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the effect of changes in state building codes on our ability to remarket our buildings;

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foreign currency exchange rate exposure;

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fluctuations in interest rates and commodity prices;

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significant increases in raw material and labor costs;

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fluctuations in fuel costs or oil prices, a reduction in fuel supplies, or a sustained decline in oil prices;

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our reliance on third party manufacturers and suppliers;

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risks associated with labor relations, labor costs and labor disruptions;

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failure to retain key personnel;

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impairment of our goodwill, intangible assets and indefinite-life intangible assets;

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our ability to use our net operating loss carryforwards and other tax attributes;

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our ability to recognize deferred tax assets such as those related to our tax loss carryforwards and, as a result, utilize future tax savings;

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unanticipated changes in our tax obligations, the adoption of a new tax legislation, or exposure to additional income tax liabilities;

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various laws and regulations, including those governing government contracts, corruption and the environment;

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changes in the competitive environment of our customer base as a result of the global, national or local economic climate in which they operate and/or economic or financial disruptions to their industry;

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risks associated with operational measures designed to increase revenue while continuing to control operating costs;

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our ability to adequately protect our intellectual property and other proprietary rights that are material to our business;

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natural disasters and other business disruptions such as pandemics, fires, floods, hurricanes, earthquakes and terrorism;

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property, casualty or other losses not covered by our insurance;

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our ability to redeploy our units effectively should a significant number of our leased units be returned during a short period of time;

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our ability to close our unit sales transactions;

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our ability to maintain an effective system of internal controls and accurately report our financial results;

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public company requirements that may strain our resources and divert management’s attention;

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our ability to manage growth and execute our business plan;

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changes in the supply and price of new and used products we lease;

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unanticipated threats including market entry by a new competitor;

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rising costs adversely affecting our profitability; and

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other risks described in “Risk Factors” beginning on page 5 of this prospectus, and in the section “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus (our “Annual Report on Form 10-K”).

Our forward-looking statements speak only as of the date and time that they are made and do not necessarily reflect our outlook at any other point in time, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

INFORMATION ABOUT WILLSCOT MOBILE MINI HOLDINGS CORP.
This summary highlights selected information contained in this prospectus and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information” and “Documents Incorporated by Reference.”
The Company
Headquartered in Phoenix, Arizona, we are a market leader in the North America specialty rental services industry. We provide innovative turnkey modular space and portable storage solutions to diverse end markets utilizing a network of approximately 275 branch locations and additional drop lots throughout the United States, Canada, Mexico, and the United Kingdom.
With roots dating back more than 60 years, we lease modular space and portable storage units to customers in the commercial and industrial, construction, education, energy and natural resources, government, and other end markets. We offer our customers an extensive section of “Ready to Work” solutions. In addition to our Ready to Work solutions, we offer value-added products and services, such as the rental of steps, ramps, and furniture packages, damage waivers, and other amenities to improve the overall customer experience. These turnkey solutions offer customers flexible, low-cost, and timely solutions to meet their space needs on an outsourced basis.
On July 1, 2020, WillScot Corporation (“WillScot”) combined with Mobile Mini, Inc. (“Mobile Mini”) in a stock-for-stock merger with WillScot as the surviving company (the “Merger”) and WillScot changed its name to WillScot Mobile Mini Holdings Corp. WillScot Mobile Mini is the holding company for the Williams Scotsman and Mobile Mini family of companies. Immediately following the Merger, WillScot Mobile Mini filed an amended and restated certificate of incorporation, which reclassified all outstanding shares of WillScot Class A common stock and converted such shares into shares of common stock, par value $0.0001 per share, of WillScot Mobile Mini. The WillScot Class A common stock was listed on Nasdaq up until the Merger, and the WillScot Mobile Mini Common Stock has been listed on Nasdaq since the Merger.
As a result of the Merger, the Company operates in four reportable segments as follows: North America Modular Solutions, North America Storage Solutions, United Kingdom Storage Solutions, and Tank and Pump Solutions. The North America Modular Solutions segment (comprised of WillScot’s two reportable segments prior to the Merger, US Modular and Other North America Modular) aligns with the WillScot legacy business prior to the Merger, and the North America Storage Solutions, United Kingdom Storage Solutions, and Tank and Pump Solutions segments align with the Mobile Mini segments prior to the Merger.
Our Common Stock is traded on the Nasdaq Capital Market under the symbol “WSC.”
Executive Offices
Our principal executive offices are located at 4646 E Van Buren Street, Suite 400, Phoenix, Arizona 85008 and our phone number is (480) 894-6311. Our website address is www.willscotmobilemini.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS
Investing in our Common Stock involves risks. Before you make a decision to buy shares of our Common Stock, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein, in the accompanying prospectus and in the documents incorporated by reference herein and therein, including our Annual Report on Form 10-K. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our Common Stock could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.
Risks Relating to our Common Stock
The historical market price of our Common Stock has been volatile and the market price of our Common Stock may continue to be volatile and the value of your investment may decline.
The historical market price of our Common Stock has been volatile and the market price of our Common Stock may continue to be volatile moving forward. Volatility may cause wide fluctuations in the price of our Common Stock on Nasdaq. The market price of our Common Stock may be influenced by many factors, some of which are beyond our control, including those described in this “Risk Factors” section, factors described above under the heading “Cautionary Note Regarding Forward-Looking Statements;” the risk factors described in our Annual Report on Form 10-K and the following:
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changes in general conditions in the economy, geopolitical events or the financial markets;

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variations in our quarterly operating results;

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changes in financial estimates by securities analysts;

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our share repurchase or dividend policies;

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other developments affecting us, our industry, customers or competitors;

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changes in demand for our products or the prices we charge due to changes in economic conditions, competition or other factors;

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general economic conditions in the markets where we operate;

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the cyclical nature of our customers’ businesses and certain end markets that we service;

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rental rate changes in response to competitive factors;

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bankruptcy or insolvency of our customers, thereby reducing demand for our used units;

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seasonal rental patterns;

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acquisitions or divestitures and related costs;

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labor shortages, work stoppages or other labor difficulties;

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possible unrecorded liabilities of acquired companies;

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possible write-offs or exceptional charges due to changes in applicable accounting standards, goodwill impairment, or divestiture or impairment of assets;

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the operating and stock price performance of companies that investors deem comparable to us;

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the number of shares available for resale in the public markets under applicable securities laws; and

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the composition of our shareholder base.

Broad market fluctuations or any failure of our operating results in a particular quarter to meet market expectations may adversely affect the market price of shares of our Common Stock and the value of your investment. Occasionally, periods of volatility in the market price of a company’s securities may lead to the institution of securities class action litigation against a company. If we are subject to such volatility in the price of shares of our Common Stock, we may be the target of such securities litigation in the future. Such legal action could result in substantial costs to defend our interests and a diversion of management’s attention and resources, each of which would have a material adverse effect on our business and operating results and the market price of shares of Common Stock may decline.
Our largest stockholder may have the ability to influence our business and matters requiring approval by our stockholders.
Sapphire Holding, the Selling Stockholder, which is controlled by TDR Capital LLP (“TDR Capital”), beneficially owns approximately 27% of the issued and outstanding shares of our Common Stock (including unexercised warrants to purchase 2,425,000 additional shares of our Common Stock). Pursuant to a stockholders agreement entered into on July 1, 2020, by and among us and TDR Capital and certain of its affiliates, including Sapphire Holding, TDR Capital has the right to nominate two directors to our Board of Directors, for so long as TDR Capital beneficially owns at least 15% of our Common Stock and one director for so long as TDR Capital beneficially owns at least 5% of our Common Stock. Two directors nominated by Sapphire Holding currently serve on our Board of Directors. Sapphire Holding may have the ability to influence matters requiring approval by our stockholders, including the election and removal of directors, amendments to our certificate of incorporation and bylaws, any proposed merger, consolidation or sale of all or substantially all of our assets and certain other corporate transactions. Sapphire Holding may have interests that are different from those of other stockholders.
In August 2018, Sapphire Holding pledged all of the shares of WillScot’s Class A Common Stock that it owned as security for a margin loan under which Sapphire Holding borrowed $125.0 million (the “Margin Loan”). The Margin Loan was scheduled to mature on August 23, 2020. On August 21, 2020, Sapphire Holding entered into an amended and restated margin loan agreement which, among other things, extends the maturity date of the Margin Loan to August 29, 2022. As of December 31, 2020, 59,725,558 shares of Common Stock are pledged to secure repayment of amounts outstanding under the Margin Loan. An event of default under the Margin Loan could result in the foreclosure on the pledged securities and the sale by the lender of the pledged securities in the open market, which could cause the market price of our Common Stock to decline. Such an event could also result in another stockholder beneficially owning a significant amount of our Common Stock. There can be no assurance that Sapphire Holding will be able to extend, repay or refinance the loan on terms acceptable to it or at all.
Sales of a significant number of shares of our Common Stock in the public markets, or the perception of the likelihood of such sales, could depress the market price of shares of our Common Stock.
Sales of a substantial number of shares of our Common Stock in the public markets and the availability of those shares for sale could adversely affect the market price of our Common Stock. Such sales, or the perception in the market that holders of a large number of shares intend to sell shares, could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities. Under our existing Amended and Restated Registration Rights Agreement, dated November 29, 2017 (the “2017 Registration Rights Agreement”) by and among the Company and the investors party thereto, including an affiliate of TDR Capital, certain of the Company’s founders and certain transferees thereof (the “Registration Rights Parties”), the Registration Rights Parties have the right to request an unlimited number of demands, customary shelf registration rights, subject to certain conditions, and piggyback registration rights with respect to registration statements filed by us. In connection with the closing of our acquisition of Modular Space Holdings, Inc. (“ModSpace”), we entered into a registration rights agreement dated July 26, 2018 by and among the Company and certain of the sellers of ModSpace (the “ModSpace Investors”) who received the Common Stock and warrants as part of the consideration for the ModSpace Acquisition (the “2018 Registration Rights Agreement”). The 2018 Registration Rights Agreement provides the ModSpace Investors with the right to request an unlimited number of demands at any time and customary shelf registration rights, subject to certain conditions. The Registration Rights Parties and the ModSpace Investors may request that we include such Common Stock in certain future registration statements or offerings of Common Stock by us. We cannot predict the effect that future sales of Common Stock or other equity-related securities would have on the market price of our Common Stock.

If securities or industry analysts cease to publish research, or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.
The trading market for our Common Stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. In addition, if our operating results fail to meet the forecasts of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.
We have not declared or paid dividends on our Common Stock.
As of the date of this prospectus, we have not declared or paid dividends on our Common Stock. Declaration or payments of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by our Board of Directors.

USE OF PROCEEDS
All of the shares of Common Stock offered by the Selling Stockholder pursuant to this prospectus will be sold by the Selling Stockholder for its own account. We will not receive any of the proceeds from these sales.
The Selling Stockholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholder in disposing of the shares. We will bear all costs, fees and expenses incurred in effecting the registration of the shares of Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

SELLING STOCKHOLDER
This prospectus relates to the possible resale by the Selling Stockholder of up to 59,675,708 shares of Common Stock.
WillScot Mobile Mini was incorporated under the name Double Eagle Acquisition Corporation (“Double Eagle”) on June 26, 2015. Prior to November 29, 2017, Double Eagle was a Nasdaq-listed special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination. On November 29, 2017, Double Eagle indirectly acquired Williams Scotsman International, Inc. from Algeco Scotsman Global S.à r.l., which is majority-owned by an investment fund managed by TDR Capital. As part of the transaction (the “2017 Business Combination”), Double Eagle domesticated to Delaware and changed its name to WillScot Corporation.
In connection with the 2017 Business Combination, we issued 43,568,901 shares of our Common Stock in a private placement to Sapphire Holding, and granted certain registration rights to Sapphire Holding in connection therewith. As partial consideration for the 2017 Business Combination, we issued 8,024,419 shares of our Class B common stock, par value $0.0001 per share (the “Class B common stock”), pursuant to a Stock Purchase Agreement, dated November 6, 2017, by and among Double Eagle, Williams Scotsman Holdings Corp. (“Holdings”), Algeco Scotsman Global S.à r.l. (“Algeco Global”) and the other sellers party thereto. On December 6, 2017, Algeco Global transferred the 8,024,419 shares of Class B common stock to Sapphire Holdings pursuant to an exchange agreement (the “Exchange Agreement”) in respect of the 2017 Business Combination stock consideration and granted certain registration rights in connection therewith. Pursuant to an agreement between Sapphire Holding and Gerard E. Holthaus, a member of our board of directors, Sapphire Holding transferred 300,000 of these shares of Common Stock to Gerard E. Holthaus. Sapphire Holding further received a total of 5,765,625 shares of our Common Stock upon release, on January 19, 2018 and August 1, 2018, of such shares from escrow pursuant to the terms of an earnout agreement entered into by and among us, Sapphire Holding, Double Eagle Acquisition LLC and Harry E. Sloan concurrent with the closing of the 2017 Business Combination and for which Sapphire Holdings was similarly granted certain registration rights.
On June 30, 2020, in connection with the Merger, Sapphire Holdings exchanged each of its shares of common stock, par value $0.0001, of Holdings, a direct subsidiary of the Company, pursuant to the Exchange Agreement, for 1.3261 shares of newly issued Class A common stock (the “Sapphire Exchange”). As a result of the Sapphire Exchange, all 8,024,419 issued and outstanding shares of our Class B common stock were automatically canceled for no consideration and the existing exchange agreement was automatically terminated. As a result of the Sapphire Exchange, Holdings became a wholly-owned subsidiary of WillScot. Sapphire Holdings received 10,641,182 shares of Class A common stock in the Sapphire Exchange, which Class A Common Stock were reclassified and converted into our Common Stock in the Merger, as described above.
On July 1, 2020, WillScot combined with Mobile Mini in a stock-for-stock merger with WillScot as the surviving company and WillScot changed its name to WillScot Mobile Mini Holdings Corp. Immediately following the Merger, WillScot Mobile Mini filed an amended and restated certificate of incorporation, which reclassified all outstanding shares of WillScot Class A common stock and converted such shares into shares of common stock, par value $0.0001 per share, of WillScot Mobile Mini.
As of the date of this prospectus, the Selling Stockholder beneficially owned approximately 27% of the issued and outstanding shares of our Common Stock (including unexercised warrants to purchase 2,425,000 additional shares of our Common Stock). Pursuant to a stockholders agreement entered into on July 1, 2020, by and among us and TDR Capital and certain of its affiliates, including the Selling Stockholder, TDR Capital has the right to nominate two directors to our Board of Directors, for so long as TDR Capital beneficially owns at least 15% of our Common Stock and one director for so long as TDR Capital beneficially owns at least 5% of our Common Stock. Two directors nominated by the selling stockholder currently serve on our Board of Directors.
The Selling Stockholder is electing to register for resale 59,675,708 shares of Common Stock by the registration statement of which this prospectus forms a part.

The Selling Stockholder may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus. When we refer to the “Selling Stockholder” in this prospectus, we mean the person listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Stockholders’ interest in the shares of Common Stock after the date of this prospectus.
We cannot advise you as to whether the Selling Stockholder will in fact sell any or all of such shares of Common Stock. The Selling Stockholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.” In addition, the Selling Stockholder may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus.
Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares and warrants registered on its behalf. The Selling Stockholder has represented to us that it is not a registered broker-dealer or affiliated with a registered broker-dealer.
The following table sets forth, as of the date of this prospectus, the name of the Selling Stockholder for which we are registering the shares of Common Stock for resale to the public, and the number of shares that the Selling Stockholder may offer pursuant to this prospectus. All information contained in the table below and the footnotes thereto is based upon information provided to us by the Selling Stockholder named in this prospectus. The applicable percentage ownership is based on 229,046,278 shares of our Common Stock outstanding as of February 26, 2021. In calculating percentages of shares of Common Stock owned by the Selling Stockholder, we treated as outstanding the number of shares of Common Stock issuable upon exercise of the warrants held by the Selling Stockholder and did not assume exercise of any other holder’s warrants.
Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to the Offering	Percentage Beneficially Owned Before the Offering	Shares of Common Stock to be Sold in the Offering	Percentage Beneficially Owned to be Sold in the Offering	Shares of Common Stock Beneficially Owned After the Offering	Percentage Beneficially Owned After the Offering
Sapphire Holding S.à r.l.(1)	62,150,558	27.1%	59,675,708	96.0%	2,474,850	1.1%

(1)
The business address of Sapphire Holding is 20, rue Eugène Ruppert, Luxembourg L-2453. As sole shareholder of Sapphire, TDR Capital II Holdings L.P. may be deemed the beneficial owner of the shares of Common Stock held by Sapphire Holding. As manager of TDR Capital II Holdings L.P., TDR Capital LLP may be deemed the beneficial owner of the shares of Common Stock held by Sapphire. As founding partners of TDR Capital LLP, Majit Dale and Stephen Robertson may be deemed the beneficial owner of the shares of Common Stock held by Sapphire Holding.

PLAN OF DISTRIBUTION
We are registering 59,675,708 shares of Common Stock for possible sale by the Selling Stockholder. We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholder pursuant to this prospectus. We are required to pay all fees and expenses incident to the registration of the shares of Common Stock to be offered and sold pursuant to this prospectus.
The shares of Common Stock beneficially owned by the Selling Stockholder covered by this prospectus may be offered and sold from time to time by the Selling Stockholder. The term “Selling Stockholder” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from the Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Subject to the provisions of our Securities Trading Policy, the Selling Stockholder may sell its shares by one or more of, or a combination of, the following methods:
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purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

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ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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an over-the-counter distribution in accordance with the rules of the Nasdaq Capital Market;

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through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

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to or through underwriters or broker-dealers;

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in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

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in privately negotiated transactions;

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in options transactions;

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through a combination of any of the above methods of sale; or

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any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 under the Securities Act rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Subject to the provisions of our Securities Trading Policy, which is applicable to members of our Board of Directors and certain of their affiliates. in connection with distributions of the shares or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Stockholder. The Selling Stockholder may also sell shares of Common Stock short and redeliver the shares to close out such short positions. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholder may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
Subject to the provisions of our Securities Trading Policy, as applicable, the Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Selling Stockholder or borrowed from the Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholder in amounts to be negotiated immediately prior to the sale.
In offering the shares covered by this prospectus, the Selling Stockholder and any broker-dealers who execute sales for the Selling Stockholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholder and their affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) in its entirety for a complete description of the rights and preferences of our securities.
General
The following is a description of our capital stock and certain provisions of our Certificate of Incorporation, our Second Amended and Restated Bylaws (the “Bylaws”), and certain provisions of applicable law. The following is only a summary and is qualified by applicable law, by the provisions of our Certificate of Incorporation and Bylaws, copies of which are included as exhibits to the registration statement of which this prospectus forms a part, and certain other documents pertaining to our capital stock and warrants specified below, which are filed as exhibits to our Annual Report on Form 10-K.
We are incorporated in the State of Delaware. The rights of our stockholders are generally covered by Delaware law and our Certificate of Incorporation and Bylaws. The terms of our capital stock are therefore subject to Delaware law, including the Delaware General Corporation Law (“DGCL”).
Authorized and Outstanding Stock
Our Certificate of Incorporation authorizes the issuance of 501,000,000 shares of capital stock, consisting of: (i) 500,000,000 shares of Common Stock and (ii) 1,000,000 shares of preferred stock.
Common Stock
This section describes the general terms and provisions of our Common Stock. For more detailed information, you should refer to our Certificate of Incorporation and Bylaws, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.
The holders of shares of Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters properly submitted to a vote of the stockholders of the Company. Holders of Common Stock are entitled to one vote per share on matters to be voted on by stockholders, provided, however that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to the Certificate of Incorporation (including any preferred designation) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any preferred designation) or pursuant to the DGCL.
Holders of Common Stock will be entitled to receive dividends if and when declared by our Board of Directors out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions. The Board may set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Upon liquidation, dissolution or winding-up of our Company, the holders of the Common Stock will be entitled to receive an equal amount per share of all of our assets available for distribution, after the rights of the holders of any preferred stock have been satisfied. Our stockholders have no preemptive, subscription, redemption or conversion rights and there are no sinking fund or redemption provisions applicable to our Common Stock. Delaware law and our Bylaws permit us to issue uncertificated shares of Common Stock by resolution of the Board. The rights, preferences and privileges of holders of Common Stock are subject to the rights of the holders of any series of preferred stock that the Company may designate and issue in the future.
Preferred Stock
This section describes the general terms and provisions of our preferred stock. For more detailed information, you should refer to our Certificate of Incorporation and Bylaws, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.
Preferred stock may be issued from time to time in one or more series. Our Board can fix the rights, preferences and privileges applicable to the shares of each series and any of its qualifications, limitations or restrictions, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof. Our Board is authorized, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof.
Our Board of Directors will fix the designations, voting powers, preferences and rights of each series of preferred stock, as well as the qualifications, limitations or restrictions thereof, of the preferred stock of each series that we offer under any applicable prospectus or prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to any applicable registration statement the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:
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the title and stated value;

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the number of shares we are offering;

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the liquidation preference per share;

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the purchase price per share;

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the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

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the procedures for any auction and remarketing, if any;

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the provisions for a sinking fund, if any;

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the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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any listing of the preferred stock on any securities exchange or market;

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whether the preferred stock will be convertible into our Common Stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

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whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

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voting rights, if any, of the preferred stock;

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preemption rights, if any;

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restrictions on transfer, sale or other assignment, if any;

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whether interests in the preferred stock will be represented by depositary shares;

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a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our Certificate of Incorporation if the amendment would change the par value or, unless the Certificate of Incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.
Warrants
We have outstanding warrants exercisable for Common Stock, consisting of: (i) warrants issued in a private placement in connection with our initial public offering, each exercisable for one-half of one share of Common Stock (the “2015 Private Warrants); and (ii) the warrants, each exercisable for one share of Common Stock issued in connection with our acquisition of ModSpace (the “ModSpace Warrants”). The 2015 Private Warrants were issued under a warrant agreement dated September 10, 2015, between Continental Stock Transfer & Trust Company, as warrant agent, and Double Eagle (the “2015 Warrant Agreement”). The ModSpace Warrants were issued under a warrant agreement dated August 15, 2018, between Continental Stock Transfer & Trust Company, as warrant agent, and us (the “ModSpace Warrant Agreement”).
Private Warrants
The founders of Double Eagle and our former independent directors purchased 19,500,000 2015 Private Warrants at a price of $0.50 per Private Warrant for an aggregate purchase price of $9,750,000 in a private placement that occurred simultaneously with Double Eagle’s initial public offering. The 2015 Private Warrants became exercisable on December 29, 2017 and expire five years after that date, or earlier upon redemption or liquidation. The 2015 Private Warrants are exercisable for one-half of one share of our Common Stock for and exercise price of $5.75 per half share, subject to adjustment, at any time So long as the Private Warrants are held by the initial stockholders or their permitted transferees, such warrants may be exercised on a cashless basis and will not be redeemable by us. If the Private Warrants are held by holders other than the initial stockholders or their permitted transferees, each 2015 Private Warrant will be redeemable by us. If redeemable by us, we may call the 2015 Private Warrants for redemption in whole and not in part, at a price of $0.01 per warrant, upon not less than 30 days’ prior written notice of redemption to each warrant holder and if, and only if, the last reported sale price of the Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.
The 2015 Private Warrants may be exercised only for a whole number of shares of Common Stock. No fractional shares will be issued upon exercise of the 2015 Private Warrants. If, upon exercise of the 2015 Private Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the 2015 Private Warrant holder.
The 2015 Private Warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their 2015 Private Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the 2015 Private Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
The 2015 Private Warrants were issued under the 2015 Warrant Agreement. You should review a copy of the 2015 Warrant Agreement, filed as an exhibit to our Annual Report on Form 10-K, for a complete description of the terms and conditions applicable to such warrants.

ModSpace Warrants
The ModSpace Warrants entitle the registered holder to purchase shares of Common Stock at an exercise price of $15.50 per share on a one to one basis, which may be adjusted in the event of an increase in the number of outstanding shares of Common Stock by share dividends (or a share split up or the payment of extraordinary dividends), a decrease in the number of shares of Common Stock by a consolidation, reverse split or similar transaction and in the in the event of certain reorganization transactions. Under the ModSpace Warrant Agreement, the ModSpace Warrants are not redeemable and may be replaced for replacement securities upon the occurrence of certain reorganization transactions of ours (other than those that would lead to an adjustment in the exercise price of the ModSpace Warrants). The ModSpace Warrants became exercisable on February 11, 2019, the 180th day after closing of the ModSpace Acquisition, and expire on November 29, 2022.
The ModSpace Warrants were issued under the ModSpace Warrant Agreement. You should review a copy of the ModSpace Warrant Agreement, filed as an exhibit to our Annual Report on Form 10-K, for a complete description of the terms and conditions applicable to such warrants.
Dividends
As of the date of this prospectus, we have not declared or paid dividends on our Common Stock. We have strong recurring cash flows, which gives us flexibility in how we allocate capital, and we review the appropriate mix of growth investments, debt reduction, and returns to shareholders on an ongoing basis. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by our Board of Directors.
Certain Anti-Takeover Provisions of Delaware Law, the Company’s Certificate of Incorporation and Bylaws
We are subject to Section 203 of the DGCL, which we refer to as “Section 203,” regulating corporate takeovers.
Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
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a stockholder who owns fifteen percent (15%) or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

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an affiliate of an interested stockholder; or

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an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than ten percent (10%) of our assets. However, the above provisions of Section 203 do not apply if:
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our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

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after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least eighty-five percent (85%) of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

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on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our Certificate of Incorporation, Bylaws and the DGCL contain provisions that could have the effect of rendering more difficult, delaying or preventing an acquisition deemed undesirable by our Board. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the members of our Board or taking other corporate actions, including effecting changes in our management. For instance, our Certificate of Incorporation provides that our Board is classified into three classes of directors. As a result, in most circumstances, a person can gain control of our Board only by successfully engaging in a proxy contest at three or more annual meetings.
In addition, our Certificate of Incorporation does not provide for cumulative voting in the election of directors. Our Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances; and our advance notice provisions require that stockholders must comply with certain procedures in order to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting.
Our Bylaws provide that, except as otherwise required by law, special meetings of stockholders for any purpose or purposes may be called at any time only by the Board, the Chairman of the Board, or the Chief Executive Officer of the Company, to be held at such date and time as shall be designated in the notice or waiver of notice thereof. Only business within the purposes described in the Corporation’s notice of meeting may be conducted at the special meetings. The ability of the stockholders to call a special meeting is specifically denied.
Our Bylaws also provide our Board with discretion in postponing stockholder meetings, including, within certain limits, special meetings of stockholders. Additionally, our chairman or Board (acting by resolution) may adjourn a stockholder meeting at any time prior to the transaction of business at such meeting, within certain limits. Our Bylaws also include additional procedures that apply to stockholder actions by written consent.
Our authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Stockholders Rights Plan
The Company does not have a stockholder rights plan currently in effect.
Rule 144
Pursuant to Rule 144 of the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our Common Stock or warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of our Common Stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
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one percent (1%) of the total number of shares of common stock then outstanding; or

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the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Transfer Agent and Warrant Agent
The transfer agent, warrant agent and escrow agent for our Common Stock and warrants is Continental Stock Transfer & Trust Company.

Listing of Securities
Our Common Stock is listed on the Nasdaq Capital Market under the symbol “WSC.” The 2015 Warrants were listed on Nasdaq under the symbol “WSCWW,” were removed from listing on Nasdaq on October 8, 2018, and currently trade on the OTC Markets Group Inc. under the symbol “WSCWW.” The ModSpace Warrants currently trade on the OTC Markets Group Inc. under the symbol “WSCTW.”

LEGAL MATTERS
The validity of the shares of Common Stock offered by this prospectus has been passed upon for us by Allen & Overy LLP, New York.
EXPERTS
The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K dated February 26, 2021 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Mobile Mini, Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, have been incorporated in this prospectus by reference to our Current Report on Form 8-K dated April 24, 2020 in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.
The audited historical consolidated financial statements of Modular Space Holdings, Inc. as of September 30, 2017 and for the period from March 3, 2017 to September 30, 2017 (“Successor”) included on Exhibit 99.1 of WillScot Corporation’s Current Report on Form 8-K/A dated September 17, 2018 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Modular Space Holdings, Inc.’s joint prepackaged plan of reorganization and emergence from bankruptcy, as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.
The audited historical consolidated financial statements of Modular Space Holdings, Inc. as of September 30, 2016 and for the period from October 1, 2016 to March 2, 2017, and for each of the two years in the period ended September 30, 2016 (“Predecessor”) included on Exhibit 99.1 of WillScot Corporation’s Current Report on Form 8-K/A dated September 17, 2018 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Modular Space Holdings, Inc.’s joint prepackaged plan of reorganization and emergence from bankruptcy, as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. Our SEC filings are available to the public on the SEC’s Internet website at http://www.sec.gov. Our SEC filings are also available through our website at www.willscotmobilemini.com. Information on or connected to our website does not constitute a part of this prospectus.
We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document.
DOCUMENTS INCORPORATED BY REFERENCE
This prospectus is part of a registration statement that we have filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus information contained in the documents we file with them, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the completion or termination of the offering (in no event, however, will any of the information that we disclose under Items 2.02 and 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC be incorporated by reference into, or otherwise included in, this prospectus):
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our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 26, 2021;

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our Current Reports on Form 8-K or 8-K/A, as applicable (to the extent “filed” and not “furnished”), filed with the SEC on September 17, 2018 (only with respect to Exhibits 99.1 and 99.2 thereto), March 5, 2020, April 24, 2020 (only with respect to Exhibit 99.1 thereto which incorporates by reference Mobile Mini’s audited consolidated financial statements from its Annual Report on Form 10-K for the year ended December 31, 2019), July 1, 2020, July 1, 2020, August 10, 2020 (only with respect to Exhibit 99.1 thereto which incorporates by reference Mobile Mini’s unaudited consolidated financial statements for the quarter ended June 30, 2020) and March 1, 2021; and

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the description of our Common Stock, set forth under the section entitled “Description of Capital Stock of the Combined Company” contained in the joint proxy statement/prospectus included in our Registration Statement on Form S-4 (Registration No. 333-237746) filed with the SEC on April 17, 2020, as amended on May 1, 2020, and declared effective by the SEC on May 5, 2020.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:

WillScot Mobile Mini Holdings Corp.
4646 E Van Buren Street
Suite 400
Phoenix, Arizona 85008
Attention: Investor Relations
Phone: (480) 894-6311
Our Annual Report on Form 10-K for the year ended December 31, 2020 and other reports and documents incorporated by reference herein may also be found in the “Investor Relations” section of our website at www.willscotmobilemini.com/investor-relations. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or any registration statement of which it forms a part.

WillScot Mobile Mini Holdings Corp.
PART II
Information Not Required in Prospectus
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses and costs incurred to be incurred by us in connection with the registration of the shares of Common Stock offered hereby, other than any broker fees or selling commissions, which will be borne by the Selling Stockholder. All the amounts shown are estimated except for the SEC registration fee.
Amount
SEC registration fee	$173,964
FINRA filing fee	—
Printing and engraving expenses	10,000
Legal fees and expenses	50,000
Accounting fees and expenses	60,000
Miscellaneous	5,000
Total(1)	$298,964

(1)
Does not include any fees or expenses in connection with any subsequent underwritten offering and any prospectus supplements prepared in connection therewith.

Item 15. Indemnification of Directors and Officers.
Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Certificate of Incorporation and Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.
The Registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our Certificate of Incorporation. Each indemnification agreement provides for indemnification and advancements by the Registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Registrant or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. We believe that these provisions and agreements are necessary to attract qualified directors.
The Registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant, and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant’s Certificate of Incorporation and Bylaws or otherwise as a matter of law.
Item 16. Exhibits.
Exhibit Number	Exhibit Title
1.1	Form of Underwriting Agreement*
2.1	Agreement and Plan of Merger, dated as of March 1, 2020, by and among WillScot Corporation, Picasso Merger Sub, Inc. and Mobile Mini, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of WillScot Corporation, filed March 5, 2020).
2.2	Amendment to Agreement and Plan of Merger, dated May 28, 2020, by and among WillScot Corporation, Mobile Mini, Inc. and Picasso Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of WillScot Corporation, filed June 2, 2020).
3.1	Amended and Restated Certificate of Incorporation of WillScot Mobile Mini Holdings Corp (incorporated by reference to Exhibit 3.1(b) to the Current Report on Form 8-K of WillScot Corporation, filed July 1, 2020).
3.2	Second Amended and Restated Bylaws of WillScot Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K, filed February 26, 2021).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K, filed February 26, 2021).
4.2	Warrant Agreement between Double Eagle Acquisition Corp. and Continental Stock Transfer & Trust Company, dated as of September 10, 2015 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K WillScot Corporation, filed September 16, 2015).
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 of WillScot Corporation’s Registration Statement on Form S-1, filed August 13, 2015).
4.4	Amended and Restated Registration Rights Agreement among WillScot Corporation, Sapphire Holding S.à r.l., Algeco/Scotsman S.à r.l. and the other parties named therein, dated as of November 29, 2017 (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K WillScot Corporation, filed December 5, 2017).
4.5	Warrant Agreement between WillScot Corporation and Continental Stock Transfer & Trust Company, dated as of August 15, 2018 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed August 16, 2018).
4.6	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.5 of WillScot Corporation’s Registration Statement on Form S-3. filed January 24, 2019).
4.7	Registration Rights Agreement, by and among WillScot Corporation and the investor parties named therein, dated as of July 26, 2018, (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed August 16, 2018).
5.1**	Opinion of Allen & Overy LLP.
23.1**	Consent of Ernst & Young LLP
23.2**	Consent of PricewaterhouseCoopers LLP
23.3**	Consent of KPMG LLP
23.4	Consent of Allen & Overy LLP (included in Exhibit 5.1 to the Registration Statement)
24.1	Powers of Attorney (included on the signature page of the Registration Statement)

*
To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if necessary.

**
Filed herewith.

Item 17. Undertakings.
(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6) The undersigned registrant hereby undertakes that that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, WillScot Mobile Mini Holdings Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Phoenix, Arizona on March 1, 2021.
WILLSCOT MOBILE MINI HOLDINGS CORP.
/s/ Christopher J. Miner
Name:	Christopher J. Miner
Title:	Executive Vice President, Chief Legal Officer & Secretary

POWER OF ATTORNEY
Each of the undersigned, whose signature appears below, hereby constitutes and appoints Christopher J. Miner and Timothy D. Boswell, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.
Signature	Capacity in Which Signed	Date
/s/ Bradley L. Soultz Bradley L. Soultz	Chief Executive Officer and Director (Principal Executive Officer)	March 1, 2021
/s/ Timothy D. Boswell Timothy D. Boswell	Chief Financial Officer (Principal Financial Officer)	March 1, 2021
/s/ Sally J. Shanks Sally J. Shanks	Chief Accounting Officer (Principal Accounting Officer)	March 1, 2021
/s/ Erik Olsson Erik Olsson	Chairman of the Board of Directors	March 1, 2021
/s/ Gerard E. Holthaus Gerard E. Holthaus	Lead Independent Director	March 1, 2021
/s/ Mark S. Bartlett Mark S. Bartlett	Director	March 1, 2021
/s/ Sara R. Dial Sara R. Dial	Director	March 1, 2021
/s/ Jeffrey S. Goble Jeffrey S. Goble	Director	March 1, 2021
/s/ Gary Lindsay Gary Lindsay	Director	March 1, 2021

Signature	Capacity in Which Signed	Date
/s/ Kimberly J. McWaters Kimberly J. McWaters	Director	March 1, 2021
/s/ Stephen Robertson Stephen Robertson	Director	March 1, 2021
/s/ Jeff Sagansky Jeff Sagansky	Director	March 1, 2021
/s/ Michael W. Upchurch Michael W. Upchurch	Director	March 1, 2021